Exhibit 4.1
THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POST-EFFECTIVE AMENDMENT THERETO FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

Warrant No. ___	Date of Issuance: ___, 2008

Number of Shares: ___ (subject to adjustment)
VIRNETX HOLDING CORPORATION
COMMON STOCK PURCHASE WARRANT
     VirnetX Holding Corporation, a Delaware corporation (the “Company”), for value received, hereby certifies that ___, or its registered assigns (the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before ___, 2013 (the “Expiration Date”) shares of the Company’s Common Stock (the “Common Stock”) at a per share purchase price equal to ___dollars ($___) (the “Purchase Price”), as adjusted from time to time pursuant to the provisions of this Warrant. The shares purchasable upon exercise of this Warrant, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Stock”.
     This Warrant is issued pursuant to, and is subject to the terms and conditions of:
     1. Number of Shares. Subject to the terms and conditions hereinafter set forth, the Registered Holder is entitled, upon surrender of this Warrant, to purchase from the Company the number of shares (subject to adjustment as provided herein) of Warrant Stock first set forth above.
     2. Exercise.
          (a) Manner of Exercise. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer or pursuant to the cashless exercise provisions of Section 2(b).
          (b) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if an effective registration statement covering the Warrant Stock that is the subject of the Exercise Notice is not available for the resale of such Warrant Stock (the “Unavailable Warrant Shares”), the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Purchase Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) — (A x C)
B
               For purposes of the foregoing formula:
          A= the total number of shares with respect to which this Warrant is then being exercised.
          B= the closing sale price of the shares of Common Stock on the date immediately preceding the date of the Exercise Notice.
          C= the Purchase Price then in effect for the applicable Warrant Stock at the time of such exercise.
          (c) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a). At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 2(d) shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.
          (d) Delivery to Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event. Within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:
               (i) a certificate or certificates, or book-entry position, for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and
               (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 2(a).
          (e) Company’s Failure to Timely Deliver Securities. If the Company shall fail to issue to the Registered Holder, within three (3) business days of the exercise as provided in Section 2(a), a certificate for the number of shares of Common Stock to which the Registered Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Registered Holder’s balance account with DTC for such number of shares of Common Stock to which the Registered Holder is entitled upon the Registered Holder’s exercise of this Warrant or if the Company fails to deliver to the Registered Holder a certificate or certificates representing the applicable Warrant Stock within three (3) business days after its obligation to do so under clause (ii) below, and if on or after such business day the Registered Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Registered Holder of shares of Common Stock issuable upon such exercise or receipt that the Registered Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) business days after the Registered Holder’s request and in the Registered Holder’s discretion, either (i) pay cash to the Registered Holder in an amount equal to the Registered Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Registered Holder a certificate or certificates representing such Warrant Stock and pay cash to the Registered Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the closing bid price of the Company’s common stock on the date of exercise.
     3. Adjustments.
          (a) Stock Splits and Dividends. If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.
          (b) Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3.
          (c) Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 3, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.
          (d) Reorganizations, Mergers and Consolidations. If at any time or from time to time after the date hereof there is a reorganization of the Company (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 3) or a merger or consolidation of the Company with or into another corporation, then, as a part of such reorganization, merger or consolidation, provision shall be made so that the Registered Holder of this Warrant thereafter shall be entitled to receive, upon exercise of this Warrant, the number of shares of stock or other securities or property of the Company, or of such successor corporation resulting from such reorganization, merger or consolidation, to which a holder of Common Stock would have been entitled on such reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Registered Holder of this Warrant after the reorganization, merger or consolidation to the end that the provisions of this Section 3 (including adjustment of the Purchase Price then in effect and number of shares issuable upon exercise of this Warrant, as applicable) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This Section 3(d) shall similarly apply to successive reorganizations, mergers and consolidations. Notwithstanding the foregoing, if any such reorganization, merger or consolidation constitutes or results in (a) a “going private” transaction as defined in Rule 13e-3 under the Exchange Act, (b) an acquisition of the Company primarily for cash, or (c) an acquisition, merger or sale with or into a Person not traded on an Eligible Market (as defined below), then the Company (or any such successor or surviving entity) shall require that the Registered Holder waive the above requirements of this Section 3(d) in exchange for a payment of cash on the closing date of such reorganization, merger or consolidation, equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the closing date of such reorganization, merger or consolidation, provided that the per share consideration to be received by the holders of shares of Common Stock upon the consummation of such reorganization, merger or consolidation is less than the Exercise Price. Concurrently with such payment, this Warrant shall be cancelled. “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day immediately following the public announcement of the applicable reorganization, merger or consolidation and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date and (ii) an expected volatility equal to the ___ – day volatility obtained from the HVT function on Bloomberg. “Eligible Market” means the American Stock Exchange, The New York Stock Exchange, Inc., The Nasdaq Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market.

          (e) Pro Rata Rights Upon Distributions of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock (which dividend or other distribution has not already been given to the Registered Holders of the Warrants), including, without limitation, any distribution of cash, equity or debt securities or rights or warrants to subscribe for or purchase any equity or debt security, or other property or assets at any time after the issuance of this Warrant and prior to the Expiration Date, then, in each such case (in each case, “Distributed Property”), the Registered Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the Warrant Stock, to receive the amount of Distributed Property which would have been payable to the Registered Holder had such Registered Holder been the holder of such Warrant Stock on the record date for the determination of shareholders entitled to such Distributed Property. The Company will at all times set aside and keep available for distribution to such holder upon exercise of this Warrant a portion of the Distributed Property to satisfy the distribution to which such Registered Holder is entitled pursuant to the preceding sentence.
     4. Transfers.
          (a) Registration Statement. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-1 which must be amended on a post-effective basis from time to time in order to maintain its accuracy and keep it up-to-date, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to the sale of any such securities and registration or qualification of such securities under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect and as described in Section 15.
          (b) Transferability. Prior to the Expiration Date and subject to compliance with any applicable securities laws and the conditions set forth in this Section 4, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Registered Holder or its agent or attorney, and funds sufficient to pay any transfer taxes payable upon the making of such transfer. The transferee shall also sign an investment letter in form and substance reasonably satisfactory to the Company. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Stock without having a new Warrant issued.
          (c) Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

     5. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 13) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     6. Notices of Certain Transactions. In case:
          (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or
          (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or
          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.
     7. Limitations on Exercises; Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Registered Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Registered Holder (together with such Registered Holder’s affiliates, and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Registered Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise (the “Maximum Percentage”). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Registered Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Registered Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Warrant, in determining the number of outstanding shares of

Common Stock, the Registered Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Registered Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Registered Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Registered Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Registered Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Registered Holder and not to any other holder of the Warrants.
     8. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.
     9. Fully Paid and Non-assessable. The Company covenants that all Warrant Stock shall, upon issuance and the payment of the applicable Purchase Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable.
     10. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4, issue and deliver to or upon the order of such Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrant or Warrants so surrendered.
     11. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.
     12. Notices. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the regular mail, as certified or registered mail (airmail if sent internationally), with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.
     13. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company. Notwithstanding the foregoing, the Company shall provide the Registered Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

     14. No Fractional Shares. No fractional shares of Common Stock shall be issued upon exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable upon exercise of this Warrant, the Company shall round up such fractional interest to the next whole share.
     15. Warrant Legends.
     (a) Each Warrant shall contain a legend in substantially the following form:
“THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POST-EFFECTIVE AMENDMENT THERETO FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.”
     (b) Each certificate representing the Warrant Stock, unless registered under the Securities Act shall contain a legend substantially in the following form:
“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED WITHOUT AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POST-EFFECTIVE AMENDMENT THERETO FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.”
     16. Amendment or Waiver. Any term of this Warrant may be amended or waived upon written consent of the Company and the holders of at least a majority of the shares of the Company’s equity securities issuable upon exercise of outstanding warrants purchased pursuant to that certain Subscription Agreement, dated __________, __________, among the Company and the investors signatory thereto (the “Agreement”). By acceptance hereof, the Registered Holder acknowledges that in the event the required consent is obtained, any term of this Warrant may be amended or waived with or without the consent of the Registered Holder; provided, however, that any amendment hereof that would materially adversely affect the Registered Holder in a manner different from the holders of the remaining warrants issued pursuant to the Agreement shall also require the consent of Registered Holder.
     17. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.
     18. Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.
     19. Survival of Representations. Unless otherwise set forth in this Warrant, the representations, warranties and covenants contained in or made pursuant to this Warrant shall survive the execution and delivery of this Warrant.
     20. Successors and Assigns. The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Warrant, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Warrant, except as expressly provided in this Warrant.
     21. Counterparts. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
     22. Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Warrant, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
     23. Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Warrant, (b) the balance of this Warrant shall be interpreted as if such provision were so excluded and (c) the balance of this Warrant shall be enforceable in accordance with its terms.
     24. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Warrant, upon any breach or default of any other party under this Warrant, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Warrant, or any waiver on the part of any party of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     25. Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Registered Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Registered Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Registered Holder shall be entitled to seek, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required
     26. Entire Agreement. This Warrant, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company and the Registered Holder have executed this Warrant as of the date first set forth above.

THE COMPANY:

VIRNETX HOLDING CORPORATION

By:

(Signature)

Name:

Title:

Address:

5615 Scotts Valley Drive, Suite 110
Scotts Valley, California 95066
Fax: (831) 438-8700

ACKNOWLEDGED AND AGREED TO BY THE REGISTERED HOLDER:

(Registered Holder)

By:

(Signature)
Name:

Title:

Address:

Fax:

EXHIBIT A
PURCHASE/EXERCISE FORM

To: VirnetX Holding Corporation	Dated:
     The undersigned, pursuant to the provisions set forth in the attached Warrant No. ___, hereby irrevocably elects to purchase ___shares of the Common Stock covered by such Warrant and herewith makes payment of $___, representing the full Purchase Price for such shares at the price per share provided for in such Warrant.
     Payment shall take the form of (check applicable box):

☐	in lawful money of the United States; or

☐	the cancellation of such amount of Warrant Stock as is necessary, in accordance with the formula set forth in Section 2(b), to exercise this Warrant with respect to the maximum amount of Warrant Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2(b).
     The undersigned acknowledges that it has reviewed the representations and warranties of the Registered Holder set forth in the Warrant and by its signature below hereby makes such representations and warranties to the Company. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Warrant, provided that the term “Securities” shall refer to the Warrant Stock.

ACKNOWLEDGED AND AGREED TO BY THE REGISTERED HOLDER:

(Registered Holder)

By:

(Signature)
Name:

Title:

Address:

Fax:

EXHIBIT B
ASSIGNMENT FORM
     FOR VALUE RECEIVED, ___hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of capital stock covered thereby set forth below, unto:

Name of Assignee	Address/Facsimile Number	No. of Shares

ACKNOWLEDGED AND AGREED TO BY THE REGISTERED HOLDER:

(Registered Holder)

By:

(Signature)
Name:

Title:

Address:

Fax: